Exhibit 99.1

NEWS RELEASE	C2006-7
DST Systems, Inc.	Contact:
Thomas A. McDonnell (816) 435-8684
333 West 11th Street	President and Chief Executive Officer
Kansas City, MO
64105-1594	Kenneth V. Hager (816) 435-8603
Vice President and Chief Financial Officer
NYSE Symbol: DST

FOR IMMEDIATE RELEASE — July 20, 2006

DST SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

KANSAS CITY, MO (July 20, 2006) — Excluding certain items that management believes are appropriate to provide a better basis for evaluating underlying business unit performance, consolidated net income for DST Systems, Inc. (NYSE: DST) was $51.6 million ($0.70 per diluted share) for the second quarter 2006 compared to $52.2 million ($0.65 per diluted share) for the second quarter 2005.   Net income, as adjusted, for the six months ended June 30, 2006 was $102.8 million ($1.40 per diluted share) compared to 2005 net income of $100.5 million ($1.24 per diluted share).  GAAP net income for the second quarter 2006 was $55.5 million ($0.76 per diluted share) compared to second quarter 2005 GAAP net income of $170.3 million ($2.11 per diluted share).  GAAP net income for the six months ended June 30, 2006 was $137.2 million ($1.87 per diluted share) compared to 2005 GAAP net income of $219.5 million ($2.71 per diluted share).

Items of significance from the second quarter 2006, excluding the effect of certain items described in the section entitled “Use of Non-GAAP Financial Information (Non-GAAP Adjustments)”, were as follows:

•                  Excluding the impact of businesses sold or merged (DST Innovis and DST Interactive (the “Innovis Entities”) which were sold on July 1, 2005, EquiServe which was sold on June 17, 2005 and lock\line which was merged on January 1, 2006), consolidated operating revenues increased $27.1 million or 7.5% compared to second quarter 2005, primarily from higher mutual fund shareowner accounts serviced, higher Output Solutions volumes and higher DST Health Solutions revenues resulting from a full quarter of revenues in 2006 versus two months in 2005 (as this business was acquired on April 29, 2005).

•                  Consolidated income from operations decreased $16.5 million or 19.1% compared to second quarter 2005.  Improved performance in the Financial Services Segment resulting from lower operating costs and increased contributions from mutual fund shareowner processing and DST International were more than offset by lower contributions from the Output Solutions Segment due to higher operating costs during the second quarter 2006, lower contributions from the Investment and Other Segment due to lower rental income reflecting the sale of an office building in July 2005, and no contributions from the Innovis Entities, EquiServe or lock\line due to the sale or merger of these businesses.

•                  Operating income at Output Solutions decreased $5.8 million or 89.2% from second quarter 2005.  As previously disclosed, the 2006 financial results at DST Output continue to reflect the impact of new contracts with certain large existing telecommunications customers who bill on a daily cycle basis.  The nature of these contracts are long term relationships with lower unit pricing anticipating the impact of Output’s investments in new high speed color printing capability and re-engineered proprietary inserting and mailing technology.  The pricing of the contracts has become effective; however the new technologies are being phased in over the next twelve to eighteen months.  In connection with the implementation of the new printing and inserting technology, Output is purchasing new printing equipment which will displace equipment previously leased.  This shift to owned equipment negatively impacts short term profitability as the Company uses accelerated depreciation for GAAP purposes.  In addition, a significant client has indicated that it plans to internalize its print/mail operations in early 2007 as a result of its merger with a company with in-house capabilities.  This is expected to impact revenue and operating income in 2007.  The Company anticipates the full implementation of the new printing and inserting technologies will enhance its competitive position and positively impact earnings in 2007 and beyond.

•                  Consolidated operating margin for DST during the second quarter of 2006 was 18.3% compared to 18.4% for the second quarter of 2005.

Capital structure highlights during the second quarter 2006 were as follows:

•                  During the second quarter 2006, the Company repurchased approximately 364,200 shares of DST common stock for $21.9 million or approximately $60.00 per share.  At June 30, 2006, approximately 2.4 million shares remained under the existing share repurchase authorization.

•                  The Company had approximately 69.5 million shares outstanding at June 30, 2006.  The effect of share repurchases and shares issued from stock option exercises during the three and six months ended June 30, 2006 resulted in a net decrease in total shares outstanding of 100,000 shares or 0.1% and 2.2 million shares or 3.1%, respectively.

•                  Diluted shares outstanding for the second quarter 2006 were 73.2 million shares, a decrease of 200,000 shares or 0.3% from the first quarter 2006 and a decrease of 1.4 million shares or 1.9% from the fourth quarter 2005.  The dilutive effects of the convertible debentures, outstanding stock options, restricted stock and other factors were approximately 2.9 million shares, 1.9 million shares and 1.1 million shares, respectively.

•                  Total stock options and restricted stock (“equity units”) outstanding at June 30, 2006 were 12.0 million, a decrease of 500,000 equity units or 4.0% from March 31, 2006 and a decrease of 1.3 million equity units or 9.8% from December 31, 2005.

Mutual fund shareowner activity highlights during the second quarter 2006 were as follows:

•                  U.S. mutual fund open shareowner accounts processed totaled 104.1 million at June 30, 2006, an increase of 600,000 or 0.6% from the 103.5 million serviced at March 31, 2006 and an increase of 1.9 million or 1.9% from the 102.2 million serviced at December 31, 2005.

•                  No new client commitments were received in the second quarter 2006.

Asurion Dividend

•                  As previously announced, on July 13, 2006, DST received a $254 million cash dividend from Asurion.  The payment was part of a debt-financed distribution made by Asurion to all of its shareholders.  Asurion also made dividend-equivalent bonus payments to its stock option holders, and the compensation expense allocable to DST’s interest in Asurion is estimated to reduce DST’s net income by approximately $8.0 million in the third quarter of 2006.  Under the equity method of accounting, the dividend will not be treated as income to DST, and the carrying value of DST’s investment in Asurion will be reduced by the amount of the dividend.  The interest costs associated with the debt incurred to finance the distribution are expected to negatively impact DST’s equity in earnings of Asurion in the future.

Intangible asset amortization

•                  The combined amortization of intangibles affecting DST’s equity in earnings of Asurion during the three and six months ended June 30, 2006 was $1.7 million and $3.1 million, respectively.  DST also recorded approximately $1.5 million and $3.0 million of intangible asset amortization during the three and six months ended June 30, 2006, respectively, resulting from the acquisition of DST Health Solutions on April 29, 2005.

Use of Non-GAAP Financial Information (Non-GAAP Adjustments)

The Company presents certain financial information after excluding the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items.  Management believes the exclusion of these items provides a better basis for evaluating underlying business unit performance.  We believe that providing such adjusted results, excluding these items, allows investors and other users of our financial statements to better understand DST’s comparative operating performance for the periods presented.

The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  Actual results adjusted for certain non-GAAP items (“Non-GAAP Results”) should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results.  Our Non-GAAP Results may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes Non-GAAP Results are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, net income and earnings per share calculated in accordance with GAAP.  Therefore, management typically uses Non-GAAP Results in conjunction with GAAP results.  Investors and users of our financial information should also consider these factors when evaluating DST’s results.

The following items, which have been treated as non-GAAP adjustments, occurred during the three months ended June 30, 2006:

•                  A loss included in other income, net, in the amount of $2.9 million, principally related to the decline in value of a non-operating receivable from a bankrupt former customer of the Innovis Entities.  This receivable was retained as part of the sale of the Innovis Entities.  Based on current information available, DST reduced the receivable to its currently estimated net realizable value.  The income tax effect of this adjustment resulted in an income tax benefit of $1.1 million.

•                  A settlement with the IRS was reached and a federal income tax refund was received during the second quarter 2006 related to research and experimentation credits claimed by the Company for historical periods from 1988 through 2001.  A portion of the refund, in the amount of $1.3 million, was required to be reported as interest income and has been included in other income, net.  The income tax effect of this IRS settlement and federal income tax refund during the second quarter 2006 resulted in an income tax benefit of $4.4 million.

In addition to the items which occurred in the quarter ended June 30, 2006 as described above, the following items, which have been treated as non-GAAP adjustments, occurred during the three months ended March 31, 2006:

•                  Net gain of $52.8 million resulting from the lock\line merger with Asurion on January 1, 2006, which is included in gains on the sale of businesses.

•                  Interest expense of $12.7 million resulting from the write-off of the Company’s convertible debenture debt issuance costs.

•                  Increased compensation expense from accelerated vesting of restricted stock as a result of the lock\line merger with Asurion, in the amount of $1.7 million, included in Financial Services costs and expenses.

•                  Severance and related compensation charges of $1.8 million associated with an adjustment of staffing levels, included in Output Solutions costs and expenses.

•                  Other net gains in the amount of $16.1 million associated with securities transactions, principally from the sale of 1.5 million shares of State Street Corporation, which are included in other income, net.

•                  Reduced compensation expense as a result of the effect of the adoption of FAS 123R, Share-Based Payment, related to the initial estimation of forfeitures on restricted stock awards which resulted in a $1.4 million reduction in Financial Services costs and expenses.

•                  The income tax effect of the above adjustments resulted in additional income tax expense of $23.6 million.

The following items, which have been treated as non-GAAP adjustments, occurred during the three months ended June 30, 2005:

•                  Gain resulting from the sale of EquiServe, in the amount of $120.4 million, on June 17, 2005.

•                  Recognition of an $11.2 million gain related to BFDS, that was previously required to be deferred, in equity in earnings of unconsolidated affiliates in conjunction with the sale of EquiServe.

•                  Other net gains, in the amount of $75.1 million, associated with securities transactions (principally shares of Computer Sciences Corporation that were exchanged in the DST Health Solutions transaction), which are included in other income, net.

•                  Transaction costs incurred with the sale of EquiServe and the Health Solutions exchange transaction, in the amount of $5.3 million, included in Financial Services costs and expenses.

•                  Transaction costs incurred with the sale of the Innovis Entities, in the amount of $2.0 million, included in Customer Management costs and expenses.

•                  Net gain resulting from the sale of fixed assets in the amount of $3.1 million, which is included in Investments and Other as a reduction to costs and expenses.

•                  The income tax effect of the above adjustments resulted in additional income tax expense of $84.4 million.

In addition to the items which occurred in the quarter ended June 30, 2005 as described above, the following items, which have been treated as non-GAAP adjustments, occurred during the three months ended March 31, 2005:

•                  Net gains of $1.4 million, associated with securities transactions, which are included in other income, net.

•                  The income tax effect of the above adjustment resulted in additional income tax expense of $500,000.

A reconciliation of GAAP financial results to financial results excluding the items described above is included in the financial schedules following this earnings release.

Detailed Review of Financial Results

The following discussion of financial results excludes the items described in the section entitled “Use of Non-GAAP Financial Information (Non-GAAP Adjustments)”.

Segment Results and Other

Financial Services Segment

Operating revenues, excluding out-of-pocket reimbursements (“OOP”), for the Financial Services segment for the three months ended June 30, 2006 increased $15.6 million or 6.9% compared to the three months ended June 30, 2005, excluding operating revenues from Equiserve and lock\line.  On this basis, U.S. Financial Services segment operating revenues increased $12.6 million or 6.5% for the three months ended June 30, 2006.  International Financial Services segment operating revenues for the second quarter 2006 increased by $3.0 million or 8.8% over the same period of 2005.  The increase in total operating revenues was primarily the result of increased U.S. mutual fund shareowner processing revenues from higher accounts serviced, increased DST International revenues from higher professional services fees and higher DST Health Solutions revenues from the inclusion of a full quarter of revenues in 2006 versus two months in 2005, partially offset by decreased AWD and investment management license fee revenues.

Operating revenues, excluding OOP reimbursements, for the Financial Services segment for the six months ended June 30, 2006 increased $53.2 million or 12.4% compared to the six months ended June 30, 2005, excluding operating revenues from Equiserve and lock\line.  On this basis, U.S. Financial Services segment operating revenues increased $45.7 million or 12.4%, for the six months ended June 30, 2006 over the same period in 2005. International Financial Services segment operating revenues increased by $7.5 million or 12.5%, for the six months ended June 30, 2006 over the same period in 2005.  The increase in total operating revenues was primarily the result of increased U.S. mutual fund shareowner processing revenues from higher accounts serviced, increased DST International revenues from higher professional services fees and higher DST Health Solutions revenues from the inclusion of full year-to-date revenues in 2006 versus two months in 2005, partially offset by decreased AWD and investment management license fee revenues.

Financial Services segment software license fee revenues are principally from DST International (investment management systems), DST Health Solutions (medical claims processing systems) and AWD (workflow management and CRM solutions).  Operating revenues include approximately $11.1 million and $21.4 million of software license fee revenues in the three and six months ended June 30, 2006, a decrease of $4.1 million and $1.6 million, respectively, compared to the same periods in 2005 primarily from lower AWD and investment management license fee revenues.  While license fee revenues are not a significant percentage of DST’s total operations, they can significantly impact earnings in the period in which they are recognized.  Revenues and operating results from individual license sales depend heavily on the timing and size of the contract.

U.S. mutual fund open shareowner accounts processed totaled 104.1 million at June 30, 2006, a net increase of 600,000 or 0.6% since March 31, 2006 and an increase of 3.9 million or 3.9% since June 30, 2005.  Tax-advantaged retirement and educational savings accounts serviced (which include 529 and Coverdell savings plan accounts) totaled 40.0 million at June 30, 2006.

Financial Services segment income from operations for the second quarter 2006, increased $3.1 million or 4.9% from the prior year quarter to $66.4 million, primarily from increased mutual fund shareowner processing revenues and certain operating cost improvements in financial services.  Costs and expenses (including OOP costs) during the second quarter 2006 decreased $104.4 million compared to the prior year quarter due primarily to the absence of costs from EquiServe and lock\line, $40.1 million lower OOP costs associated with lower OOP revenues and cost containments which are partially offset by the inclusion of DST Health Solutions for the full second quarter of 2006.  Depreciation and amortization costs decreased $6.5 million or 24.9% in the second quarter 2006 compared to the prior year quarter.   The decrease was attributable to lower depreciation of computer equipment and the absence of Fairway software amortization, EquiServe and lock\line costs, partially offset by a full quarter of amortization of intangible assets of DST Health Solutions.  Operating margin for the second quarter of 2006 was 27.1% compared to 20.2% for the second quarter 2005, for the reasons mentioned above.

Financial Services segment income from operations for the six months ended June 30, 2006, increased $12.3 million or 10.5% from the prior year period to $129.2 million, primarily from increased mutual fund shareowner processing revenues and certain operating cost improvements in financial services.  Costs and expenses (including OOP costs) during the six months ended June 30, 2006 decreased $172.7 million compared to the prior year period due primarily to the absence of costs from EquiServe and lock\line, $67.0 million lower OOP costs associated with lower OOP revenues and the other reasons previously mentioned.  Depreciation and amortization costs decreased $10.6 million or 21.4% in the six months ended June 30, 2006 compared to the prior year period.   The decrease was attributable to lower depreciation of computer equipment and the absence of Fairway software amortization, EquiServe and lock\line costs, partially offset by a full quarter of  amortization of the intangible assets of DST Health Solutions.  Operating margin for the six months ended June 30, 2006 was 26.4% compared to 19.7% for the same period in 2005 for the reasons mentioned above.

Output Solutions Segment

Output Solutions segment operating revenues (excluding OOP reimbursements) for the second quarter 2006 were $132.8 million, an increase of $13.6 million or 11.4% as compared to second quarter 2005, principally from higher processing volumes, increased international revenues from new customer relationships for the Company’s Canada and U.K. production facilities and increased revenues for paper stock which was previously provided directly by the customer.

Output Solutions segment operating revenues (excluding OOP reimbursements) for the six months ended June 30, 2006 were $268.6 million, an increase of $21.0 million or 8.5% as compared to same period in 2005, principally for the reasons mentioned above.

Items mailed during the three and six months ended June 30, 2006 were 648 million and 1.3 billion, an increase of 26.6% and 25.8%, respectively, compared to the same periods in 2005.  Images produced during the three and six months ended June 30, 2006 were 3.8 billion and 7.3 billion, an increase of 36.5% and 34.7%, respectively, compared to the same periods in 2005.

Output Solutions segment income from operations for the second quarter 2006 decreased $5.8 million or 89.2% compared to the prior year quarter.  Costs and expenses (including OOP costs) increased $40.3 million or 15.6% from the second quarter 2005 due to $22.8 million higher OOP costs associated with higher OOP revenues, the cost of paper stock previously provided directly by the customer, higher personnel, material and equipment costs associated with increased volumes and the costs associated with implementation of new printing and inserting technologies.  Depreciation and amortization increased $1.9 million compared to second quarter 2005 from depreciation on new printing equipment.  Operating margin for the second quarter 2006 declined to 0.5% as compared to 5.5% for the second quarter 2005 for the reasons mentioned above.

Output Solutions segment income from operations for the six months ended June 30, 2006 decreased $11.7 million or 63.6% compared to the same period in 2005.  Costs and expenses (including OOP costs) increased $78.3 million or 15.1% from the same period in 2005 due to $47.9 million higher OOP costs associated with higher OOP revenues, the cost of paper stock previously provided directly by the customer, higher personnel, material and equipment costs associated with increased volumes and costs associated with the implementation of new printing and inserting technologies.  Depreciation and amortization increased $2.3 million compared to the six months ended June 30, 2005 from depreciation on new equipment.  Operating margin for the six months ended June 30, 2006 declined to 2.5% as compared to 7.4% for the same period of 2005 for the reasons mentioned above.

Investments and Other Segment

Investments and Other segment operating revenues, primarily rental income for facilities leased to the Company’s operating segments, were $15.6 million for the quarter ended June 30, 2006, a decrease of $2.0 million from the prior year quarter due primarily to the sale of an office building in July 2005.  Investments and Other segment income from operations for the second quarter 2006 decreased $1.8 million as compared to the prior year quarter primarily due to the sale of the office building.

Investments and Other segment operating revenues were $31.0 million for the six months ended June 30, 2006, a decrease of $4.6 million from the prior year period due primarily to the sale of an office building in July 2005.  Investments and Other segment income from operations for the six months ended June 30, 2006 decreased $2.8 million as compared to the prior year period primarily due to the sale of an office building.

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings (losses) of unconsolidated affiliates, as adjusted for the $11.2 million BFDS gain recorded during the three months ended June 30, 2005 discussed above in the section titled “Use of Non-GAAP Financial Information (Non-GAAP Adjustments)”:

ADJUSTED FOR NON-GAAP	Three months ended June 30,		Six months ended June 30,
(in millions)	2006	2005	2006	2005

Asurion	$7.3	$	$15.1	$
BFDS	7.3	4.4	13.9	8.4
IFDS	2.5	3.6	3.9	7.8
Argus	2.0	0.1	3.0	0.3
Other	(0.8)	0.7	(1.5)	0.2
	$18.3	$8.8	$34.4	$16.7

The calculation of DST’s equity in earnings of Asurion for the three and six months ended June 30, 2006 is as follows:

	Three months ended June 30, 2006	Six Months ended June 30, 2006
	(000’s)	(000’s)

Asurion net income before amortizationof identified intangibles	$23,485	$47,415

Identified intangible amortization, after tax	(2,012)	(3,077)

Asurion net income (unaudited)	21,473	44,338

DST’s ownership percentage	37.4%	37.4%

DST’s pro-rata share of Asurion’s earnings	8,031	16,582

Amortization of DST’s deferred gain	245	490

Amortization of identified intangibles	(973)	(1,926)

DST’s equity in Asurion’s earnings	$7,303	$15,146

For diluted earnings per share purposes, DST’s equity in earnings of Asurion is calculated using a 35.5% pro-rata share based on Asurion’s fully diluted shares outstanding.

DST’s share of BFDS earnings for the three and six months ended June 30, 2006 increased $2.9 million and $5.5 million, respectively, due to increased mutual fund shareowner servicing revenues and improvements in operations.  IFDS earnings for the quarter and six months ended June 30, 2006 decreased $1.1 million and $3.9 million, respectively, primarily due to deferred income tax benefits recorded in 2005.  Shareowner accounts serviced by IFDS U.K. were 5.3 million at June 30, 2006, unchanged compared to March 31, 2006 and a decrease of 100,000 or 1.9% from June 30, 2005.   Shareowner accounts serviced by IFDS Canada were 7.0 million at June 30, 2006, an increase of 200,000 or 2.9% from March 31, 2006 and an increase of 800,000 or 12.9% from June 30, 2005.  Increased earnings at Argus Health Systems were the result of a higher level of pharmacy claims processed from both new client conversions and processing of Medicare Part D claims.

Other income, net

Other income decreased $600,000 in the second quarter 2006 as compared to the second quarter 2005.  Higher interest income was recorded during the second quarter of 2005 resulting from cash received in connection with the acquisition of DST Health Solutions and proceeds from the sale of EquiServe.  Other income was $15.0 million for the six months ended June 30, 2006, compared to $13.5 million in the prior year period.  The increase during the six months ended June 30, 2006 is due to higher dividend income, principally from Computershare common stock which DST received as partial consideration for selling EquiServe on June 17, 2005.

Interest expense

Interest expense was $16.3 million for the three months ended June 30, 2006, a decrease of $1.9 million from the three months ended June 30, 2005.  Interest expense during the three months ended June 30, 2005 included approximately $1.2 million of unamortized debt issuance costs associated with the replacement of the Company’s syndicated line of credit facility in June 2005 and approximately $900,000 of amortization expense associated with the convertible debenture issuance costs which were completely expensed in March 2006.  Interest expense was $33.1 million for the six months ended June 30, 2006, compared to $34.8 million in the prior year period, a decrease of $1.7 million for the reasons mentioned above.

Income taxes

The Company’s effective income tax rate was 34.2% and 34.8% during the three and six months ended June 30, 2006, respectively, compared to 37.9% and 36.6% for the three and six months ended June 30, 2005, respectively.  Excluding the effects of discrete period items, the Company expects its recurring effective tax rate for the remainder of 2006 to be 34.9%, a decrease of 1.4% from the first quarter 2006 primarily due to a change in the relative proportions of domestic and international taxable income.

Accounting Standards

On September 30, 2005, the FASB issued an exposure draft on a proposed accounting standard that would amend SFAS 128, Earnings per Share, to clarify guidance for mandatorily convertible instruments, the treasury stock method, contingently issuable shares, and contracts that may be settled in cash or shares.  The final statement is expected to be issued later this year.  DST is currently evaluating the impact of this proposed accounting standard and currently believes that this proposed amendment would impact the way the Company treats the 17.1 million incremental shares to be issued from the assumed conversion of the $840 million of convertible debentures issued in August 2003 in calculating diluted earnings per share.  The proposed amendment would require the use of the “if-converted” method from the date of issuance of the convertible debentures.  The proposed amendment would remove the ability of a company to support the presumption that the convertible securities will be satisfied in cash and not converted into shares of common stock.  Under this “if converted” method, GAAP diluted earnings per share would have been $0.70 and $1.80 (versus GAAP reported earnings of $0.76 and $2.11) for the three months ended June 30, 2006 and 2005, respectively, and $1.78 and $2.36 (versus GAAP reported earnings of $1.87 and $2.71) for the six months ended June 30, 2006 and 2005, respectively.  The above pro-forma information presents only the effect on diluted earnings per share of the “if converted” method included in the exposure draft, but does not include any other computational changes (i.e. treasury stock method considerations) discussed in the exposure draft.  DST is still evaluating the remaining aspects of this proposed accounting standard.

The proposed change in accounting principles would affect the calculation of diluted earnings per share during the period the debentures are outstanding, but would not affect DST’s ability to ultimately settle the convertible debentures in cash, shares or any combination thereof.

* * * * *

The information and comments above may include forward-looking statements respecting DST and its businesses.  Such information and comments are based on DST’s views as of today, and actual actions or results could differ.  There could be a number of factors affecting future actions or results, including those set forth in DST’s latest periodic report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking statements.  The Company will not update any forward-looking statements in this press release to reflect future events.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2006	2005	2006	2005

Operating revenues	$380.5	$469.2	$763.2	$906.3
Out-of-pocket reimbursements	190.0	201.1	383.3	392.3
Total revenues	570.5	670.3	1,146.5	1,298.6

Costs and expenses	469.8	549.8	947.1	1,065.5
Depreciation and amortization	30.9	38.4	60.2	74.2

Income from operations	69.8	82.1	139.2	158.9

Interest expense	(16.3)	(18.2)	(45.8)	(34.8)
Other income, net	5.0	82.3	29.5	90.0
Gains on sale of businesses		120.4	52.8	120.4
Equity in earnings of unconsolidated affiliates	18.3	20.0	34.4	27.9

Income before income taxes	76.8	286.6	210.1	362.4
Income taxes	21.3	116.3	72.9	142.9

Net income	$55.5	$170.3	$137.2	$219.5

Average common shares outstanding	67.1	78.6	67.5	78.5
Diluted shares outstanding	73.0	80.9	73.2	80.9

Basic earnings per share	$0.83	$2.17	$2.03	$2.79
Diluted earnings per share	$0.76	$2.11	$1.87	$2.71

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
ADJUSTED FOR NON-GAAP AMOUNTS
(In millions, except per share amounts)
(Unaudited)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2006	2005	2006	2005
Operating revenues	$380.5	$469.2	$763.2	$906.3
Out-of-pocket reimbursements	190.0	201.1	383.3	392.3
Total revenues	570.5	670.3	1,146.5	1,298.6

Costs and expenses	469.8	545.6	945.0	1,061.3
Depreciation and amortization	30.9	38.4	60.2	74.2

Income from operations	69.8	86.3	141.3	163.1

Interest expense	(16.3)	(18.2)	(33.1)	(34.8)
Other income, net	6.6	7.2	15.0	13.5
Gains on sale of businesses
Equity in earnings of unconsolidated affiliates	18.3	8.8	34.4	16.7

Income before income taxes	78.4	84.1	157.6	158.5
Income taxes	26.8	31.9	54.8	58.0

Net income	$51.6	$52.2	$102.8	$100.5

Average common shares outstanding	67.1	78.6	67.5	78.5
Diluted shares outstanding	73.0	80.9	73.2	80.9

Basic earnings per share	$0.77	$0.66	$1.52	$1.28
Diluted earnings per share	$0.70	$0.65	$1.40	$1.24

Note:  See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for management’s reasons for providing non-GAAP financial information and for a description of the reconciling adjustments that appear in the reconciliation schedules included in this earnings release. These reconciliation schedules were used to prepare the above information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED GAAP AMOUNTS TO NON-GAAP AMOUNTS
For the Three Months ended June 30, 2006
(In millions, except per share amounts)
(Unaudited)

	Financial	Output	Investments/	Consolidated
	Services	Solutions	Other	Total

Total revenues, as reported	$260.6	$307.4	$15.7	$570.5	*

Costs and expenses, as reported	174.6	298.2	10.2	469.8	*

Depreciation and amortization, as reported	19.6	8.5	2.8	30.9

Income from operations, as reported	$66.4	$0.7	$2.7	69.8

Interest expense, as reported				(16.3)

Other income, net, as reported				5.0
Non-GAAP Adjustments				1.6
Other income, net, as adjusted				6.6

Gains on sale of businesses, as reported

Equity in earnings of unconsolidated affiliates, as reported				18.3

Income before income taxes, as reported				76.8
Non-GAAP Adjustments				1.6
Income before income taxes, as adjusted				78.4

Income taxes, as reported				21.3
Non-GAAP Adjustments				5.5
Income taxes, as adjusted				26.8

Net income, as reported				55.5
Non-GAAP Adjustments				(3.9)
Net income, as adjusted				$51.6

Diluted earnings per share, as reported				$0.76
Diluted earnings per share, as adjusted				$0.70

*                    Includes consolidation elimination adjustments of $13.2

Note: See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for a description of the above adjustments and for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED GAAP AMOUNTS TO NON-GAAP AMOUNTS
For the Three months ended June 30, 2005
(In millions, except per share amounts)
(Unaudited)

	Financial	Output	Customer	Investments/	Consolidated
	Services	Solutions	Management	Other	Total

Total revenues, as reported	$368.4	$271.0	$63.5	$17.7	$670.3 *

Costs and expenses, as reported	284.3	257.9	51.7	6.2	549.8 *
Non-GAAP Adjustments	(5.3)		(2.0)	3.1	(4.2)
Costs and expenses, as adjusted	279.0	257.9	49.7	9.3	545.6 *

Depreciation and amortization, as reported	26.1	6.6	1.8	3.9	38.4

Income from operations, as reported	58.0	6.5	10.0	7.6	82.1
Non-GAAP Adjustments	5.3		2.0	(3.1)	4.2
Income from operations, as adjusted	$63.3	$6.5	$12.0	$4.5	86.3

Interest expense, as reported					(18.2)

Other income, net, as reported					82.3
Non-GAAP Adjustments					(75.1)
Other income, net, as adjusted					7.2

Gains on sale of businesses, as reported					120.4
Non-GAAP Adjustments					(120.4)
Gains on sale of businesses, as adjusted

Equity in earnings of unconsolidated affiliates, as reported					20.0
Non-GAAP Adjustments					(11.2)
Equity in earnings of unconsolidated affiliates, as adjusted					8.8

Income before income taxes, as reported					286.6
Non-GAAP Adjustments					(202.5)
Income before income taxes, as adjusted					84.1

Income taxes, as reported					116.3
Non-GAAP Adjustments					(84.4)
Income taxes, as adjusted					31.9

Net income, as reported					170.3
Non-GAAP Adjustments					(118.1)
Net income, as adjusted					$52.2

Diluted earnings per share, as reported					$2.11
Diluted earnings per share, as adjusted					$0.65

*                    Includes consolidation elimination adjustments of $50.3

Note: See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for a description of the above adjustments and for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED GAAP AMOUNTS TO NON-GAAP AMOUNTS
For the Six Months ended June 30, 2006
(In millions, except per share amounts)
(Unaudited)

	Financial	Output	Investments/	Consolidated
	Services	Solutions	Other	Total

Total revenues, as reported	$520.3	$620.6	$31.2	$1,146.5 *

Costs and expenses, as reported	352.5	600.1	20.1	947.1 *
Non-GAAP Adjustments	(0.3)	(1.8)		(2.1)
Costs and expenses, as adjusted	352.2	598.3	20.1	945.0 *

Depreciation and amortization, as reported	38.9	15.6	5.7	60.2

Income from operations, as reported	128.9	4.9	5.4	139.2
Non-GAAP Adjustments	0.3	1.8		2.1
Income from operations, as adjusted	$129.2	$6.7	$5.4	141.3

Interest expense, as reported				(45.8)
Non-GAAP Adjustments				12.7
Interest expense, as adjusted				(33.1)

Other income, net, as reported				29.5
Non-GAAP Adjustments				(14.5)
Other income, net, as adjusted				15.0

Gains on sale of businesses, as reported				52.8
Non-GAAP Adjustments				(52.8)
Gains on sale of businesses, as adjusted

Equity in earnings of unconsolidated affiliates, as reported				34.4

Income before income taxes, as reported				210.1
Non-GAAP Adjustments				(52.5)
Income before income taxes, as adjusted				157.6

Income taxes, as reported				72.9
Non-GAAP Adjustments				(18.1)
Income taxes, as adjusted				54.8

Net income, as reported				137.2
Non-GAAP Adjustments				(34.4)
Net income, as adjusted				$102.8

Diluted earnings per share, as reported				$1.87
Diluted earnings per share, as adjusted				$1.40

*                    Includes consolidation elimination adjustments of $25.6

Note: See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for a description of the above adjustments and for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED GAAP AMOUNTS TO NON-GAAP AMOUNTS
For the Six Months ended June 30, 2005
(In millions, except per share amounts)
(Unaudited)

	Financial	Output	Customer	Investments/	Consolidated
	Services	Solutions	Management	Other	Total

Total revenues, as reported	$691.3	$551.7	$123.0	$35.8	$1,298.6 *

Costs and expenses, as reported	530.2	520.0	102.1	16.4	1,065.5 *
Non-GAAP Adjustments	(5.3)		(2.0)	3.1	(4.2)
Costs and expenses, as adjusted	524.9	520.0	100.1	19.5	1,061.3 *

Depreciation and amortization, as reported	49.5	13.3	3.3	8.1	74.2

Income from operations, as reported	111.6	18.4	17.6	11.3	158.9
Non-GAAP Adjustments	5.3		2.0	(3.1)	4.2
Income from operations, as adjusted	$116.9	$18.4	$19.6	$8.2	163.1

Interest expense, as reported					(34.8)

Other income, net, as reported					90.0
Non-GAAP Adjustments					(76.5)
Other income, net, as adjusted					13.5

Gains on sale of businesses, as reported					120.4
Non-GAAP Adjustments					(120.4)
Gains on sale of businesses, as adjusted

Equity in earnings of unconsolidated affiliates, as reported					27.9
Non-GAAP Adjustments					(11.2)
Equity in earnings of unconsolidated affiliates, as adjusted					16.7

Income before income taxes, as reported					362.4
Non-GAAP Adjustments					(203.9)
Income before income taxes, as adjusted					158.5

Income taxes, as reported					142.9
Non-GAAP Adjustments					(84.9)
Income taxes, as adjusted					58.0

Net income, as reported					219.5
Non-GAAP Adjustments					(119.0)
Net income, as adjusted					$100.5

Diluted earnings per share, as reported					$2.71
Diluted earnings per share, as adjusted					$1.24

*                    Includes consolidation elimination adjustments of $103.2

Note: See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for a description of the above adjustments and for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
STATEMENT OF REVENUES BY SEGMENT
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues
Financial Services
Operating	$245.2	$312.9	$488.6	$592.6
OOP reimbursements	15.4	55.5	31.7	98.7
	$260.6	$368.4	$520.3	$691.3

Output Solutions
Operating	$132.8	$119.2	$268.6	$247.6
OOP reimbursements	174.6	151.8	352.0	304.1
	$307.4	$271.0	$620.6	$551.7

Customer Management
Operating		$50.3		$96.6
OOP reimbursements		13.2		26.4
		$63.5		$123.0

Investments and Other
Operating	$15.6	$17.6	$31.0	$35.6
OOP reimbursements	0.1	0.1	0.2	0.2
	$15.7	$17.7	$31.2	$35.8

Eliminations
Operating	$(13.1)	$(30.8)	$(25.0)	$(66.1)
OOP reimbursements	(0.1)	(19.5)	(0.6)	(37.1)
	$(13.2)	$(50.3)	$(25.6)	$(103.2)

Total Revenues
Operating	$380.5	$469.2	$763.2	$906.3
OOP reimbursements	190.0	201.1	383.3	392.3
	$570.5	$670.3	$1,146.5	$1,298.6

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
GAAP	2006	2005	2006	2005
Income from operations
Financial Services	$66.4	$58.0	$128.9	$111.6
Output Solutions	0.7	6.5	4.9	18.4
Customer Management		10.0		17.6
Investments and Other	2.7	7.6	5.4	11.3
	$69.8	$82.1	$139.2	$158.9

	Three months ended June 30,		Six months ended June 30,
ADJUSTED FOR NON-GAAP	2006	2005	2006	2005
Income from operations
Financial Services	$66.4	$63.3	$129.2	$116.9
Output Solutions	0.7	6.5	6.7	18.4
Customer Management		12.0		19.6
Investments and Other	2.7	4.5	5.4	8.2
	$69.8	$86.3	$141.3	$163.1

Note:  See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for management’s reasons for providing non-GAAP financial information and for a description of the reconciling adjustments that appear in the reconciliation schedules included in this earnings release. These reconciliation schedules were used to prepare the above information.

DST SYSTEMS, INC.
STATEMENT OF EQUITY IN EARNINGS (LOSSES)
OF UNCONSOLIDATED AFFILIATES
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
GAAP	2006	2005	2006	2005
Asurion	$7.3	$	$15.1	$
BFDS	7.3	15.6	13.9	19.6
IFDS	2.5	3.6	3.9	7.8
Argus	2.0	0.1	3.0	0.3
Other	(0.8)	0.7	(1.5)	0.2
	$18.3	$20.0	$34.4	$27.9

	Three months ended June 30,		Six months ended June 30,
ADJUSTED FOR NON-GAAP	2006	2005	2006	2005
Asurion	$7.3	$	$15.1	$
BFDS	7.3	4.4	13.9	8.4
IFDS	2.5	3.6	3.9	7.8
Argus	2.0	0.1	3.0	0.3
Other	(0.8)	0.7	(1.5)	0.2
	$18.3	$8.8	$34.4	$16.7

Note:  See the Use of Non-GAAP Financial Information (Non-GAAP Adjustments) section for management’s reasons for providing non-GAAP financial information and for a description of the reconciling adjustments that appear in the reconciliation schedules included in this earnings release. These reconciliation schedules were used to prepare the above information.

DST SYSTEMS, INC.
OTHER SELECTED FINANCIAL INFORMATION
(In millions)
(Unaudited)

	June 30,	December 31,
	2006	2005
Selected Balance Sheet Information

Cash	$73	$80
Total debt	1,394	1,405

	For the Six Months Ended June 30,
	2006	2005
Selected Cash Flow Information

Capital expenditures
Operating segments	$75	$64
Investments and Other segment	3	9